                     SECOND AMENDMENT TO CREDIT AGREEMENT

          This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of June 1, 1996, by and between GOODRICH PETROLEUM COMPANY OF LOUISIANA, a Nevada corporation, formerly known as American National Petroleum Company, successor by merger to Patrick Petroleum Corporation of Michigan, a Michigan corporation (the "Borrower"), GOODRICH PETROLEUM CORPORATION, a Delaware corporation, successor by merger to Patrick Petroleum Company ("Goodrich"), and COMPASS BANK, a state chartered Texas banking corporation formerly known as Compass Bank - Houston (the "Lender").

                          W I T N E S S E T H:

          WHEREAS, the Borrower, the Lender, and Goodrich are parties to the Credit Agreement dated August 16, 1995, as amended by First Amendment to Credit Agreement dated as of December 15, 1995, and Letter Amendment dated March 26, 1996 (as amended, the "Agreement"), pursuant to which the Lender has extended credit to the Borrower, and Goodrich has guaranteed the payment and performance of certain indebtedness and other obligations of the Borrower to the Lender; and

          WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and this Amendment, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Amendment," "Borrower," "Goodrich," and "Lender" shall have the meaning assigned to such term hereinabove.

     1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

     1.3 References. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or
Section in which such reference appears.

     1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

     1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II

                            AMENDMENTS TO AGREEMENT

          The Agreement is hereby amended as follows:

     2.1 References to Lender. All references to the term "Lender" in the Agreement and the other Loan Documents are hereby amended to refer to the Lender as such term is defined in this Amendment.

     2.2 Amendment of Section 1.2. The definition of "Commitment Termination Date" set forth in Section 1.2 of the Agreement is hereby amended to read as follows:

          " 'Commitment Termination Date' shall mean June 1, 1998. "

     2.3 Amendment of Section 2.7(a). The first sentence of Section 2.7(a) of the Agreement is hereby amended to read as follows:

          "2.7 Borrowing Base Determinations. (a) The Borrowing Base as of the date of June 1, 1996, is acknowledged by the Borrower and the Lender to be $12,800,000."

     2.4  Amendment of Section 6.11.  Effective as of December 1, 1995, SECTION
6.11 OF THE AGREEMENT IS HEREBY AMENDED TO READ AS FOLLOWS:

               "Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $8,500,000 plus, for all fiscal quarters ending subsequent to September 30, 1995, 50% of positive Consolidated Net Income and 100% of all cash equity proceeds, net of expenses incurred in connection with the offering transaction."

                                  ARTICLE III

                                   CONDITIONS

          The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

     3.1 Receipt of Documents and Other Items. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

          (a) multiple counterparts of this Amendment executed by the Borrower and Goodrich, as requested by the Lender;

          (b) Ratification and Assumption of and Amendment to Security Agreement (Stock Pledge) executed by the Borrower, and Financing Statement Changes constituent thereto; and

          (c) Stock certificate issued in replacement of the Marcum Stock and stock power endorsed in blank in connection therewith.

     3.2 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and in any other Loan Document shall be true and correct, except as affected by the transactions contemplated in the Agreement and this Amendment.

     3.3 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


          Each of the Borrower and Goodrich hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement and set forth in any other Loan Document to which it is a party, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement and this Amendment.

                                   ARTICLE IV

                                  RATIFICATION

         Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Amendment and the documents executed in connection herewith.

                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1 Scope of Amendment. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

     6.2 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

     6.3 Parties in Interest. All provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender, Goodrich, and their respective successors and permitted assigns.

     6.4 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the parties hereto and their respective successors and permitted assigns. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

     6.5 Entire Agreement. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

         6.6 Governing Law. IS AMENDMENT AND ALL ISSUES ARISING IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OFF LAW.

     6.7 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND GOODRICH HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

     6.8 Waiver of Rights to Jury Trial. EACH OF THE BORROWER, GOODRICH, AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

          IN WITNESS WHEREOF, this Amendment is executed effective as of the date first hereinabove written.

                              GOODRICH PETROLEUM COMPANY
                              OF LOUISIANA



                              By:  /s/  Walter G. Goodrich
                                   -----------------------
                                   Walter G. Goodrich
                                   President


                              GOODRICH PETROLEUM CORPORATION



                              By:  /s/  Walter G. Goodrich
                                   -----------------------
                                   Walter G. Goodrich
                                   President

                              COMPASS BANK


                              By:  /s/  Dorothy M. Wilson
                                   ----------------------
                                    Dorothy Marchand Wilson
                                    Vice President

                                  EXHIBIT II

                                  DISCLOSURES


Section 4.22

                           Subsidiaries of Goodrich

          Name                                      State of Incorporation
          ----                                      ----------------------
Goodrich Petroleum Company of                              Nevada
Louisiana

                           Subsidiaries of Borrower

          Name                                      State of Incorporation
          ----                                      ----------------------
Pecos Pipeline & Producing Company                          Texas

National Marketing Company                                  Delaware

LECE, Inc.                                                  Texas

Drilling & Workover Company, Inc.                           Louisiana